UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                          -----------------------

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 OR 15(d) of
                   The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  May 19, 2015

                    PATRIOT TRANSPORTATION HOLDING, INC.

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          (Exact name of registrant as specified in its charter)


	   FLORIDA		0-17554		47-2482414
	   --------------	----------	---------------
	   (State or other	(Commission	(I.R.S. Employer
	   jurisdiction		File Number)	Identification No.)
	   of incorporation


200 W. Forsyth Street, 7th Floor
Jacksonville, Florida					32202
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(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (904) 858-9100


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       (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                         CURRENT REPORT ON FORM 8-K

                    PATRIOT TRANSPORTATION HOLDING, INC.

                              May 19, 2015


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    Credit Facility

        On May 13, 2015, the Company entered into a Credit Agreement with Branch Banking and Trust Company (BB&T), under which BB&T will lend up to $25 million under a two (2) year revolving facility to be secured by a portion of the Company's equipment Each draw under the revolver shall have a five year term with a seven year amortization payable monthly. Each draw requires the payment of a bank fee equal to .25% of the amount drawn. Any amounts outstanding under this facility bear interest at a rate of 1.5% over LIBOR, which rate may change quarterly based on the Company's leverage ratio. A commitment fee of 0.15% per annum is payable quarterly on the unused portion of the commitment. The Credit Agreement contains certain conditions and financial covenants, including limitations on the payment of dividends or distributions or the purchase or redemption of the Company's capital stock except for in limited circumstances provided in the Credit Agreement.


ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION
            OR AN OBLIGATION UNDER AN OFF-BALANCE
            SHEET ARRANGEMENT OF A REGISTRANT

        The information set forth under the heading "Credit Facility" in
Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.


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                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


				PATRIOT TRANSPORTATION HOLDING, INC.


Date:  May 19, 2015	        By:  /s/ John D. Milton, Jr.
      				-------------------------------------------
				John D. Milton, Jr.
				Executive Vice President
                                and Chief Financial Officer


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